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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2006

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On February 2, 2006, the Compensation Committee of the Board of Directors of Black Hills Corporation (the “Company”) recommended, and the Independent Directors approved, a discretionary award under the 2005 Short-Term Incentive Plan. The Company’s 2005 earnings of $1.00 per share were negatively impacted by certain one-time events, including the loss from the sale of the communications business and the non-cash asset impairment of the Las Vegas I gas-fired power plant. The sale of the communications business was a strategic decision to allow the Company to focus on the core energy business and was achieved in a timely manner. The impairment of the Las Vegas I plant was a direct result of a significant and sustained increase in natural gas prices, beyond historical levels. Absent these one-time charges, the earnings growth in the core business was strong and the payout under the 2005 Short-Term Incentive Plan would have exceeded 175% of target. While the significant and sustained increase in natural gas prices resulted in an impairment of the Las Vegas I plant, it also significantly increased the value of the oil and gas reserves which is not reflected on the balance sheet. Many goals were attained at the business unit level that not only led to a successful year but positioned the Company to take advantage of future opportunities. The Company had record oil and gas production and earnings, began construction on a new coal-fired power plant, expanded the core asset base through acquisitions, experienced record new customer growth and a 5% increase in retail megawatt-hour sales at the electric utility. The Company’s Total Shareholder Return for 2005, which includes stock price appreciation and dividends was 23.8% and ranked at the top of the Company’s peer group (S&P midcap electric utilities). In reviewing these factors and in recognizing employee contributions and the Total Shareholder Return for the year, the Committee determined that an adjustment was appropriate and applied its discretion in determining and recommending awards for the 2005 plan year at the target level. The 2005 Short-Term Incentive amounts approved for the Named Executive Officers and the Chief Operating Officers are as follows:

Name	2005 Short-Term Annual Incentive
David R. Emery, Chairman, President and Chief Executive Officer	$250,000

Thomas M. Ohlmacher, Chief Operating Officer - Wholesale	$165,350

Mark T. Thies, Executive Vice President and Chief Financial Officer	$107,800

Linden R. Evans, Chief Operating Officer - Retail	$111,750

Russell D. Cohen, Senior Vice President and Chief Risk Officer	$95,600

Steven J. Helmers, Senior Vice President and General Counsel	$85,680

The awards are payable 50% cash and 50% common stock. Officers are required to retain the shares until their stock ownership guidelines are met – 90,000 shares for the Chief Executive Officer, 40,000 shares for the Chief Financial Officer and Chief Operating Officers, and 25,000 shares for the other senior officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: February 8, 2006

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